Exhibit 99.1

The St. Joe Company Reports Fourth Quarter and Full Year 2018 Results

WATERSOUND, Fla.--(BUSINESS WIRE)--February 27, 2019--The St. Joe Company (NYSE: JOE) (the “Company”) today announced a net loss for the fourth quarter of 2018 of ($0.1) million, or ($0.00) per share, compared with net income of $38.5 million, or $0.58 per share, for the fourth quarter of 2017. The fourth quarter of 2018 included approximately $1.4 million in net expenses related to Hurricane Michael, which impacted the area on October 10, 2018. The insurance claims for recovery of these expenses, as well as the expected recovery of the business interruption claims related to the Bay Point Marina and Port St. Joe Marina operations are in process. In addition, the fourth quarter of 2018 included approximately $3.7 million unrealized loss on the Company’s preferred investments due to market volatility in December 2018, of which a significant portion has since recovered.

The fourth quarter of 2017 included the sale of the Company’s short term vacation rental management business, which resulted in a net gain of $9.8 million recorded in other income, net of expenses. In addition, the 2017 fourth quarter results included a one-time credit of $33.5 million to re-measure the Company’s net deferred tax liability as a result of the Tax Cuts and Jobs Act enacted into law on December 22, 2017, which reduced the Company’s federal statutory income tax rate from 35% to 21% as of January 1, 2018.

For the year ended December 31, 2018, the Company reported net income of $32.4 million, or $0.52 per share, compared to net income of $59.5 million, or $0.84 per share, for the year 2017. The 2017 results included the sale of the short term vacation rental business, the income tax credit and $26.8 million of net investment income from the Company’s investment securities, while the 2018 full year results included $3.4 million of net investment income from the Company’s investment securities and a $23.1 million pre-tax benefit from an impact fees receipt related to the Company’s 2014 RiverTown transaction.

During the twelve months ended December 31, 2018, the Company repurchased 5,238,566 shares of its common stock for $93.4 million. This repurchase represents approximately 8% of the Company’s outstanding common stock, bringing the total repurchases to approximately 34% of the Company outstanding stock in the past four years. As of December 31, 2018, the Company had approximately 60.7 million shares of its common stock outstanding. Subsequent to December 31, 2018, the Company repurchased an additional 471,500 shares of its common stock for $7.1 million and has approximately $35.8 million in remaining authority available to purchase shares of the Company common stock pursuant to the Stock Repurchase Program.

As of December 31, 2018, the Company had cash, cash equivalents and investments of $240.3 million, as compared to $303.4 million as of December 31, 2017, a decrease of $63.1 million. During 2018, $93.4 million was used to repurchase shares of the Company common stock.

Other operating and corporate expenses totaled $20.6 million for 2018 as compared to $20.4 million for 2017. For the year 2018, the operating and corporate expenses represent 18.7% of revenue compared to 20.4% in 2017. The Company continues to focus on a cost discipline to support performance.

Financial data schedules included in this press release provide greater detail on business segment performance, summarizing the consolidated results, summary balance sheets, debt schedule and other operating and corporate expenses for both the fourth quarter and year, 2018 and 2017.

Jorge Gonzalez, the Company’s President and Chief Executive Officer, said, “Our 2019 strategic plan includes making investments that we believe will contribute towards our future growth, particularly in real estate projects that provide recurring revenue. We anticipate evaluating opportunities to develop, improve or acquire a broad range of asset types, as long as they provide acceptable rates of return.” Mr. Gonzalez added, “The potential 2019 projects are in different stages of approval or design. Our team is working with planners, architects and engineers as well as, in some cases, potential joint venture partners to quickly initiate development or construction on these needed projects.”

In 2018, the Company initiated the planning of several new projects and specifically began the development or construction of the following projects or phases:

  Pier Park Crossings Apartments Joint Venture (“JV") (240 units)
  TownPlace Suites Hotel JV (124 rooms)
  Breakfast Point Residential (88 homesites)
  Watersound Origins Residential (359 homesites)
  WaterColor Crossings Two-Tenant Commercial Building (7,135 square feet)
  South Walton Commerce Park Flex Space Building (11,570 square feet)
  WaterSound Beach Club Expansion
  Panama City Beach Gulf-Front Vacation Rental Homes (two homes)
  WindMark Beach Residential (94 homesites)

Commercial Leasing and Sales segment:

As of December 31, 2018, the Company owned a portfolio of approximately 812,630 square feet of rentable commercial space which was 93% leased. As of December 31, 2017, the Company owned 813,602 square feet of rentable commercial space which was 87% leased.

In 2019, the Company expects to initiate the planning of several new projects and specifically intends to initiate the development or construction of the following commercial projects:

  Watersound Origins Apartments JV (expected 217 units)
  WaterCrest Assisted Living JV at Topsail (expected 107 units)
  Sacred Heart Health Care Facility at Watersound Origins (approximately 6,500 square feet)
  Busy Bee Convenience Store JV (approximately 15,000 square feet)
  Starbucks at Beckrich Office Park (approximately 2,500 square feet)
  Topsail West Restaurant (approximately 3,400 square feet)
  Pier Park Northwest Commercial Building (approximately 18,000 square feet)
  Bank Building at North Glades/Breakfast Point (approximately 3,300 square feet)
  VentureCrossings Enterprise Centre Flex Space Building (approximately 60,000 square feet)
  Beach Commerce Park Flex Space Building (approximately 10,000 square feet)
  Cedar Grove Commerce Park Flex Space Building (approximately 19,800 square feet)
  Beckrich Office Park Building #3 (approximately 33,500 square feet)
  Watersound Origins Multi-Tenant Commercial Building (approximately 20,000 square feet)
  Mexico Beach Village Apartments JV (expected 216 units)

Residential Real Estate segment:

The Company has residential communities at different stages of planning or development. In 2018, a total of 202 homesites were sold as compared with 174 homesites in 2017.

In 2019, the Company expects to initiate the planning of new projects and specifically intends to initiate the development or construction of new phases at the following residential communities:

  Watersound Origins
  SouthWood
  WaterColor
  Camp Creek *
  Breakfast Point East *
  Latitude Margaritaville Watersound JV*
  East Bay County (Titus Road)*

  East Bay County (Brannonville)*
  East Bay County (Park Place)*
  Mexico Beach Village *

* Signifies a new residential community

Hospitality segment:

The Company presently owns and/or operates a wide range of hospitality assets, including the WaterColor Inn, WaterSound Inn, The Pearl Hotel, Camp Creek Golf Club, Shark’s Tooth Golf Club, WaterSound Beach Club, FOOW restaurant, Havana Beach Bar & Grille, WaterColor Store, The Clubs by JOE private membership club and other related assets.

In 2019, the Company expects to initiate the planning of new projects and specifically intends to initiate the development or construction of the following new hospitality projects:

  Embassy Suites Hotel JV (approximately 250 rooms)
  Camp Creek Inn (approximately 75 rooms)
  Camp Creek Club Lifestyle Village
  Hotel at Northwest Florida Beaches International Airport (approximately 110 rooms)
  Bay Point Marina*
  Port St. Joe Marina*

* Hurricane Michael damage reconstruction and/or expansion

Some of the projects described above in the commercial leasing and sales, residential real estate and hospitality segments are currently expected to be developed through potential joint ventures with third parties, subject to negotiation of definitive agreements. While the Company expects to commence development and construction of a number of projects beginning in 2019, timing of some projects may be delayed due to factors beyond the Company’s control.

FINANCIAL DATA Consolidated Results ($ in millions except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue
Real estate revenue	$6.1	$8.3	$52.2	$27.7
Hospitality revenue	6.7	8.6	38.8	53.2
Leasing revenue	3.2	3.5	13.7	12.9
Timber revenue	0.3	1.4	5.6	6.2
Total revenue	16.3	21.8	110.3	100.0
Expenses
Cost of real estate revenue	2.6	5.0	13.4	15.4
Cost of hospitality revenue	7.0	9.2	32.5	46.5
Cost of leasing revenue	1.2	1.3	4.7	4.5
Cost of timber revenue	0.1	0.2	0.7	0.8
Other operating and corporate expenses	4.5	5.1	20.6	20.4
Depreciation, depletion and amortization	2.2	2.6	9.0	8.9
Total expenses	17.6	23.4	80.9	96.5
Operating (loss) income	(1.3)	(1.6)	29.4	3.5
Investment (loss) income, net	(0.1)	4.3	12.2	35.4
Interest expense	(2.9)	(3.0)	(11.8)	(12.2)
Other income, net	0.3	9.9	1.1	14.6
(Loss) income before income taxes	(4.0)	9.6	30.9	41.3
Income tax benefit	3.6	28.7	0.7	17.9
Net (loss) income	(0.4)	38.3	31.6	59.2
Net loss attributable to non-controlling interest	0.3	0.2	0.8	0.3
Net (loss) income attributable to the Company	($0.1)	$38.5	$32.4	$59.5
Net (loss) income per share attributable to the Company	($0.00)	$0.58	$0.52	$0.84
Weighted average shares outstanding	60,672,034	66,128,895	62,725,954	70,548,411

Summary Balance Sheet ($ in millions)

	December 31, 2018	December 31, 2017
Assets
Investment in real estate, net	$351.0	$332.6
Cash and cash equivalents	195.2	192.1
Investments – debt securities	9.0	76.3
Investments – equity securities	36.1	35.0
Restricted investments	3.4	4.5
Income tax receivable	3.9	8.4
Claim settlement receivable	2.7	5.3
Other assets	50.3	47.1
Property and equipment, net	12.0	11.8
Investments held by special purpose entities	207.4	207.9
Total assets	$871.0	$921.0

Liabilities and Equity
Debt, net	$69.4	$55.6
Other liabilities	47.4	47.3
Deferred tax liabilities, net	44.3	49.0
Senior Notes held by special purpose entity	176.8	176.5
Total liabilities	337.9	328.4
Total equity	533.1	592.6
Total liabilities and equity	$871.0	$921.0

Debt Schedule ($ in millions – Net of issuance costs)

	December 31, 2018	December 31, 2017
Pier Park North joint venture refinanced loan	$46.0	$46.8
Pier Park Crossings joint venture loan	14.3	--
Community Development District debt	6.3	7.2
Pier Park outparcel construction loan	1.6	1.6
WaterColor Crossings construction loan	1.2	--
Total debt, net	$69.4	$55.6

Other Operating and Corporate Expenses ($ in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Employee costs	$1.6	$1.7	$7.3	$6.9
401(k) contribution	--	--	1.1	1.2
Non-cash stock compensation costs	--	--	0.1	0.1
Property taxes and insurance	1.3	1.1	4.9	5.2
Professional fees	0.8	0.7	3.5	2.9
Marketing and owner association costs	0.3	0.5	1.2	1.5
Occupancy, repairs and maintenance	0.2	0.2	0.9	0.6
Other	0.3	0.9	1.6	2.0
Total other operating and corporate expense	$4.5	$5.1	$20.6	$20.4

Additional Information and Where to Find It

Additional information with respect to the Company’s results for the fourth quarter and full year 2018 will be available in a Form 10-K that will be filed with the Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov.

Important Notice Regarding Forward-Looking Statements

Certain statements contained in this press release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements in this press release include statements regarding the expected recovery of insurance claims related to Hurricane Michael; the expected initiation of development of certain projects in our residential, commercial and hospitality segments beginning in 2019; our anticipated evaluation of opportunities to develop, improve or acquire a broad range of asset types; our continued cost discipline to support bottom line performance; our expectations to form joint ventures with third parties for the development of certain projects; our anticipated 2019 strategic plan, including expected increases in capital expenditures; and the assumptions underlying our strategic plan. Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions.

The Company wishes to caution readers that, although we believe any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect the Company’s actual financial results and could cause the Company’s actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including (1) any changes in our strategic objectives or our ability to successfully implement such strategic objectives; (2) any potential negative impact of our longer-term property development strategy, including losses and negative cash flows for an extended period of time if we continue with the self-development of recently granted entitlements; (3) significant decreases in the market value of our investments in securities or any other investments; (4) our ability to capitalize on strategic opportunities presented by a growing retirement demographic; (5) our ability to accurately predict market demand for the range of potential residential and commercial uses of our real estate, including our VentureCrossings holdings; (6) volatility in the consistency and pace of our residential real estate sales; (7) any downturns in real estate markets in Florida or across the nation; (8) any reduction in the supply of mortgage loans or tightening of credit markets; (9) our dependence on the real estate industry and the cyclical nature of our real estate operations; (10) our ability to successfully and timely obtain land use entitlements and construction financing, maintain compliance with state law requirements and address issues that arise in connection with the use and development of our land, including the permits required for mixed-use and 55+ communities; (11) changes in laws, regulations or the regulatory environment affecting the development of real estate; (12) our ability to effectively deploy and invest our assets, including our available-for-sale securities; (13) our ability to effectively manage our real estate assets, as well as the ability of our joint venture partner to effectively manage the day-to-day activities of the Pier Park North joint venture; (14) increases in operating costs, including costs related to real estate taxes, owner association fees, construction materials, labor and insurance, and our ability to manage our cost structure; (15) our ability to mutually agree to joint venture structures with our potential joint venture partners and to successfully enter into previously announced potential joint ventures; and (16) the other cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, and our other reports filed with the SEC, which can be found at the SEC’s website at www.sec.gov. The discussion of these risks is specifically incorporated by reference into this press release.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About The St. Joe Company

The St. Joe Company together with its consolidated subsidiaries is a real estate development, asset management and operating company with real estate assets and operations currently concentrated in Northwest Florida. More information about the Company can be found on its website at www.joe.com.

© 2019, The St. Joe Company. “St. Joe®”, “JOE®”, the “Taking Flight” Design®, “St. Joe (and Taking Flight Design)®”, and “VentureCrossings®” and other amenity names used herein are the registered service marks of The St. Joe Company or its affiliates or others.

CONTACT:
St. Joe Investor Relations Contact:
Marek Bakun
Chief Financial Officer
1-866-417-7132
Marek.Bakun@Joe.Com